                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

  Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934


Date of Report (Date of earliest event reported)      December 7, 1999
                                                --------------------------------



                              JUST FOR FEET, INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

Delaware                                   0-23570                  52-2098043
----------------------------------------------------------------------------------------
(State or other jurisdiction          (Commission File Number)             (IRS Employer
of incorporation)                                                Identification No.)

7400 Cahaba Valley Road, Birmingham, Alabama                                       35242
----------------------------------------------------------------------------------------
(Address of principal executive offices)                             (Zip Code)


Registrant's telephone number, including area code        (205)408-3000
                                                   -----------------------------



                                Not applicable
--------------------------------------------------------------------------------
         (Former name or former address, if changed since last report)

Item 4.  Changes in Registrant's Certifying Accountant.
------   ---------------------------------------------

     On December 7, 1999, Just For Feet, Inc. (the "Company") was informed by Deloitte & Touche LLP ("Deloitte") that Deloitte had resigned as the Company's independent auditors.

     The reports of Deloitte on the consolidated financial statements of the Company for the fiscal years ended January 30, 1999 and January 31, 1998 did not contain any adverse opinion or disclaimer of opinion nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles.

     Deloitte's resignation was not recommended by the Audit Committee or Board of Directors of the Company.

     During the Company's fiscal years ended January 30, 1999 and January 31, 1998, and in the subsequent interim period prior to Deloitte's resignation, there were no disagreements with Deloitte on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Deloitte, would have caused Deloitte to make reference to the subject matter of the disagreement in its report.

     During the Company's fiscal years ended January 30, 1999 and January 31, 1998, and in the subsequent interim period prior to their resignation, except as discussed in the next paragraph, Deloitte did not advise the Company that (i) the internal controls necessary for the Company to develop reliable financial statements did not exist; (ii) information had come to Deloitte's attention that led it to no longer be able to rely on management's representations, or that made it unwilling to be associated with the financial statements prepared by management; (iii) there existed a need to expand significantly the scope of its audit, or that information had come to its attention that if further investigated may (a) materially impact the fairness or reliability of either a previously issued audit report or the underlying financial statements, or the financial statements issued or to be issued covering the fiscal period subsequent to the date of the most recent financial statements covered by an audit report (including information that may prevent it from rendering an unqualified audit report on those financial statements), or (b) cause Deloitte to be unwilling to rely on management's representations or to be associated with the Company's financial statements, and due to Deloitte's resignation or for any other reason, Deloitte did not so expand the scope of its audit or conduct such further investigation; or (iv) information had come to Deloitte's attention that it concluded materially impacts the fairness or reliability of either (a) a previously issued audit report or the underlying financial statements or (b) the financial statements issued or to be issued covering the fiscal period subsequent to the date of the most recent financial statements covered by an audit report (including information that, unless resolved to Deloitte's satisfaction, would prevent it from rendering an unqualified audit report on those financial statements), and due to Deloitte's resignation, the issue has not been resolved to Deloitte's satisfaction prior to its resignation.

     In or about early June 1999, Deloitte provided management with a draft of a proposed management letter discussing observations made during Deloitte's audit of the Company's financial statements for the fiscal year ended January 30, 1999. The draft management letter addressed matters relating to the Company's accounts payable system and vendor receivables that Deloitte considered at that time to be "reportable conditions" as defined by the American Institute of Certified Public Accountants. Management disagreed with such characterization and deferred circulating the draft letter to or discussing the draft letter with the Company's president, the Board of Directors or the Audit Committee until discussions could be held with Deloitte on such matters. No such discussions were held nor was the management letter finalized prior to Deloitte's resignation. Deloitte did not advise the Audit Committee or the Board of the contents of the draft letter nor any reportable conditions during meetings held with the Audit Committee or otherwise. The Company has never received a final management letter.

     The Company has furnished Deloitte with a copy of this report and requested that Deloitte provide a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. A copy of such letter will be filed as an exhibit to an amendment to this report.

Item 7.  Financial Statements and Exhibits.
-------  ----------------------------------


     (c)  Exhibits:  *16   Letter to the Securities and Exchange Commission from
                           Deloitte & Touche LLP


------------
* To be filed by amendment.

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    JUST FOR FEET, INC.



                                    By: /s/ Helen M. Rockey
                                        -------------------------------------
                                        Helen M. Rockey
                                        President and Chief Executive Officer


Dated: December 17, 1999
       -----------------